Exhibit 5
                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066
RICHARD J. BLUMBERG                                          MILLBROOK OFFICE
Direct Phone: (212) 448-6205                                 Franklin Avenue
                                                              P.O. Box 1369
                                                       Millbrook, New York 12545
                                                             (914) 677-5700
                                                           Fax (914) 677-0097

                                              March 18, 1999

United States Securities & Exchange Commission
450 Fifth Street NW
Washington, DC  20549

                  Re:      Xceed Inc.

Gentlepersons:

                  Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by Xceed Inc. (the "Company") covering the registration of 2,000,000 shares of the Company's Common Stock to be issued pursuant to the 1998 Stock Option Plan (the "Plan").

                  We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we deemed appropriate as to the basis for the opinions hereinafter expressed. We express no opinion with respect to any matters as they may impinge upon laws of the State of Delaware, the Company's state of incorporation.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The Plan has been duly approved by the stockholders of Xceed Inc. entitled to vote at the annual meeting held on February 20, 1998.

                  3. The 2,000,000 shares of Common Stock (the subject of this Registration Statement) to be issued pursuant to the Plan will, upon issuance to the persons entitled to participate in the Plan and the payment of the consideration required under the terms of the Plan, be validly issued, fully paid and non-assessable.

                  In addition, we hereby consent to the reference to this Firm into this Registration Statement and to the filing of this opinion as an Exhibit to this Registration Statement.

                                              Very truly yours,

                                              /s/ McLaughlin   &  Stern, LLP
                                              MCLAUGHLIN & STERN, LLP
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